EXHIBIT 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE.  THIS NOTE MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE "SUBORDINATION AGREEMENT") DATED AS OF SEPTEMBER 16, 2011 AMONG A.I.A. COUNTERTOPS, LLC, AN INDIANA LIMITED LIABILITY COMPANY ("AIA"), ITS MEMBERS, RICHARD HICKS, ROGER KORENSTRA, SAM KORENSTRA AND BRUCE KORENSTRA (AIA AND ITS MEMBERS ARE COLLECTIVELY THE "SUBORDINATED CREDITORS"), PATRICK INDUSTRIES, INC., AN INDIANA CORPORATION (THE "COMPANY"), WELLS FARGO CAPITAL FINANCE, LLC ("AGENT"), TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP ("TONTINE"), NORTHCREEK MEZZANINE FUND I, LP., A DELAWARE LIMITED PARTNERSHIP ("NORTHCREEK"), ON ITS BEHALF AND IN ITS CAPACITY AS COLLATERAL AGENT (AS DEFINED IN THE SUBORDINATION AGREEMENT) AND STINGER NORTHCREEK PATK LLC, A DELAWARE LIMITED LIABILITY COMPANY ("STINGER"; TOGETHER WITH TONTINE AND NORTHCREEK, COLLECTIVELY, THE "NOTEHOLDERS"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED IN THE SUBORDINATION AGREEMENT) PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MARCH 31, 2011 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER WFCF SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) AND THAT CERTAIN SECURED SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF MARCH 31, 2011 AMONG COMPANY, THE COLLATERAL AGENT AND THE NOTEHOLDERS, AND THE OTHER NOTEHOLDER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) AS SUCH SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS PERMITTED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

PATRICK INDUSTRIES, INC.
SUBORDINATED SECURED PROMISSORY NOTE

$2,000,000.00	September 16, 2011

FOR VALUE RECEIVED, the undersigned, PATRICK INDUSTRIES, INC., an Indiana corporation (the “Buyer”), promises to pay to A.I.A. Countertops, LLC, an Indiana limited liability company which will be renamed or dissolved on or about the date hereof (together with its successors and permitted assigns, “Holder”), TWO MILLION DOLLARS ($2,000,000.00) (the “Principal Amount”), together with interest on the unpaid balance of such Principal Amount at the Interest Rate (as defined below), in the manner set forth herein.

1.             Reference to Purchase Agreement.  This Subordinated Secured Promissory Note (this “Note”) is being issued and delivered by Buyer to Holder pursuant to the terms of that certain Asset Purchase Agreement dated as of September 16 2011 (the “Purchase Agreement”) by and between Holder and its Members and Buyer.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2.             Payment of Principal and Interest.

(a)           The unpaid Principal Amount due under this Note shall bear interest from the date hereof until the date paid in full at an annual rate equal to ten percent (10%) per annum (as adjusted by Section 8 below, the “Interest Rate”) (computed on the basis of the actual number of days elapsed based in a 360-day year, consisting of twelve (12) 30-day months), payable in arrears on the dates set forth in Section 2(b) below.

(b)           The outstanding Principal Amount shall be due and payable, together with all unpaid interest accrued hereon, in eight (8) consecutive quarterly installments of $250,000 commencing on December 16, 2011 and on the 16th day of each March, June, September and December thereafter until paid in full.  If all or a part of any quarterly installment of the Principal Amount is not made as a result of a prohibition in the Subordination Agreement, such amount shall be deferred to September 16, 2013 (the “Maturity Date”) and the Interest Rate shall immediately increase to twelve percent (12%) per annum until payment of such installment is made.

3.             Prepayment.  Buyer may, at its option at any time and from time to time hereafter, prepay, in whole or in part, without premium or penalty, the outstanding Principal Amount, together with accrued but unpaid interest on such Principal Amount as of the date of such prepayment.  Any and all such prepayments shall be applied to the remaining scheduled installments of the Principal Amount in order of maturity.

4.             Manner and Application of Payments.  All amounts payable hereunder shall be payable to Holder by check or wire transfer of immediately available funds.  Payments hereunder shall be applied first to interest and then to principal outstanding hereunder.

5.             Creation of Security Interest.  As security for payment of the amounts due hereunder, the Buyer hereby assigns and grants to the Holder a continuing subordinate security interest in the following property of the Buyer, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (i) all accounts receivable, (ii) all inventory, and (iii) all additions and accessions to, substitutions for, and replacements, products and proceeds of any of the foregoing property, including, without limitation, all of the Buyer’s books and records relating to any of the foregoing.  The Buyer hereby consents to the Holder’s filing of a financing statement in the Secretary of State of Indiana.

6.             Defaults.  Buyer shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

(a)           The failure of Buyer to pay, when due (whether by scheduled maturity, acceleration or otherwise), any payment of principal or interest required to be made by this Note, unless Buyer is at such time prohibited from making such payment under the terms of the Subordination Agreement;

(b)           Buyer shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to Buyer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Buyer or for any substantial part of Buyer’s property, or the winding up or liquidation of Buyer’s affairs shall have been ordered;

(c)           Buyer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days, or Buyer shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Buyer or for any substantial part of Buyer’s property, or make any general assignment for the benefit of creditors;

(d)           Buyer shall default in the observance or performance of any other agreement or condition relating to such indebtedness, beyond any applicable grace period, provided that such default or other event or condition is to cause such indebtedness to become immediately due; or

(e)           A dissolution or liquidation of Buyer shall have been approved, declared or shall have occurred.

7.             Consequence of Default.  Upon the occurrence of a Default, the unpaid principal balance due hereunder shall bear interest at a “Default Rate” equal to 12% per annum until such Default is cured (or in the case of an acceleration of the entire then outstanding Principal Amount and all interest then accrued and unpaid, until all such obligations are paid in full), and the entire then outstanding Principal Amount and all interest then accrued and unpaid thereon shall, at the option of Holder, become immediately due and payable, subject to the terms of the Subordination Agreement.  Notwithstanding the foregoing, if there shall occur a Default under Section 6(b) or (c) above, then the entire then outstanding Principal Amount and all interest then accrued and unpaid thereon shall become immediately due and payable without any action on the part of Holder.  The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies to which Holder may be entitled, whether at law, in equity or otherwise.

8.    Set-Off.  Notwithstanding any provision to the contrary herein, any indemnification amounts owing to Buyer under the Purchase Agreement may be applied, at Buyer’s election, to reduce this Note in accordance with the provisions of the Purchase Agreement after giving fifteen  (15) days notice to at least two (2) Members, unless the Seller has contested the obligation to indemnify in accordance with the provisions of the Purchase Agreement.

9.    Miscellaneous.  Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to Holder in accordance with the Purchase Agreement and this Note.  If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, then such payment shall be made on the next succeeding business day.  Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.6 of the Purchase Agreement.  This Note may not be modified or amended other than by an agreement in writing signed by Buyer and Holder.  Neither the failure nor any delay on the part of Holder in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Anything in this Note to the contrary notwithstanding, this Note shall be binding on any successors and assigns of the holder of this Note and Buyer.  Holder shall not assign this Note without the prior written consent of Buyer unless to the Members of Seller upon dissolution and liquidation of Seller.  This Note shall be governed and construed in accordance with the internal laws of the State of Indiana.

10.           CONSENT TO JURISDICTION.  BUYER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL DISTRICT COURT, SOUTH BEND DIVISION, OR INDIANA STATE COURT SITTING IN ELKHART COUNTY, INDIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND BUYER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST BUYER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY BUYER AGAINST HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE SHALL BE BROUGHT ONLY IN A COURT IN ELKHART COUNTY, INDIANA.

11.          WAIVER OF JURY TRIAL.  BUYER AND, BY ITS ACCEPTANCE HEREOF, HOLDER, HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN

TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

*           *           *

IN WITNESS WHEREOF, Buyer has executed and delivered this Note as of the date first stated above.

PATRICK INDUSTRIES, INC.

By:	/s/ Andy L. Nemeth
Name:	Andy L. Nemeth
Title:	Executive Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

Accepted, Agreed and Acknowledged:

A.I.A. COUNTERTOPS, LLC

By:	/s/ Richard Hicks
Name:	Richard Hicks
Title:	President

Subordinated Secured Promissory Note